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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Dividend Capital Total Realty Trust Inc.

        We hereby consent to the incorporation by reference of our reports in this Registration Statement on Form S-11, the first of which is dated April 16, 2007, with respect to the statement of revenues and certain expenses for the year ended December 31, 2006, for the Concourse/Fortune Portfolio; the second of which is dated April 23, 2007, with respect to the statement of revenues and certain expenses for the year ended December 31, 2006, for the DDR JV I Portfolio; the third of which is dated July 10, 2007, with respect to the statement of revenues and certain expenses for the year ended December 31, 2006, for the New England Retail Portfolio. We further consent to the reference to our firm under the heading "Experts" in the prospectus.

                      Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
June 27, 2008

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  Exhibit 23.4